UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 4, 2007
CAMDEN PROPERTY TRUST
(Exact name of Registrant as Specified in Charter)

Texas (State or Other Jurisdiction of Incorporation)	1-12110 (Commission File Number)	76-6088377 (I.R.S. Employer Identification Number)
Three Greenway Plaza, Suite 1300, Houston, Texas 77046
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code: (713) 354-2500
Not applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
     On October 4, 2007, Camden Property Trust, a Texas real estate investment trust (the “Company”), entered into a Credit Agreement (the “Credit Agreement”) with Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and the financial institutions and other entities designated as “Lenders” on Schedule I thereto for a $500,000,000 unsecured credit facility with an interest rate of LIBOR plus 50 basis points, which interest rate is subject to certain conditions. The initial term of the credit facility ends on October 4, 2010 and may be extended at the Company’s option for two one-year periods. Certain of the Company’s subsidiaries have guaranteed the payment and performance of all of the Company’s obligations under the Credit Agreement. The Company intends to use the proceeds from such facility to pay in full its $250,000,000 unsecured bridge facility, fund new multifamily development and acquisition and for general corporate purposes. Concurrently with the closing of this transaction, the Company entered into a derivative instrument with JPMorgan Chase Bank, N.A. and Bank of America, N.A. pursuant to which the LIBOR interest rate under the Credit Agreement is fixed for five years at 4.74% per annum. The description herein of the Credit Agreement is qualified in its entirety, and the terms therein are incorporated herein, by reference to the Credit Agreement, the form of which filed as Exhibit 99.1 hereto.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant.
     The information set forth in Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits.

Exhibit
Number	Title

99.1	Form of Credit Agreement dated as of October 4, 2007 among Camden Property Trust, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and the financial institutions and other entities designated as “Lenders” on Schedule I thereto.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 10, 2007

CAMDEN PROPERTY TRUST
By:	/s/ Michael P. Gallagher
Michael P. Gallagher
Vice President - Chief Accounting Officer

EXHIBIT INDEX

Exhibit
Number	Title

99.1	Form of Credit Agreement dated as of October 4, 2007 among Camden Property Trust, Bank of America, N.A., as administrative agent, JPMorgan Chase Bank, N.A., as syndication agent, and the financial institutions and other entities designated as “Lenders” on Schedule I thereto.